UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2008

CB RICHARD ELLIS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1600, Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 405-8900

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by CB Richard Ellis Group, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           On December 2, 2008, Senator Thomas A. Daschle resigned from the Company’s Board of Directors in order to assist President-elect Barack Obama’s Transition Team.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           On December 3, 2008, the Board of Directors of the Company approved amendments to, and restated, the Company’s Amended and Restated By-Laws (the “Amended and Restated By-Laws”). The material changes effected by the adoption of the Amended and Restated By-Laws were to (i) expand the information required to be provided by any stockholder who proposes director nominations or any other business for consideration at a meeting of stockholders, including disclosure of any hedging activity, and to require the periodic updating of such information, (ii) update the advance notice provisions to ensure that such provisions are clear and unambiguous and that compliance with the notice procedures set forth in the Amended and Restated By-Laws is the exclusive means for a stockholder to make nominations or submit other business at a meeting of stockholders, and (iii) make certain conforming changes correcting inconsistencies. The Amended and Restated By-Laws became effective on December 3, 2008.

A copy of the Amended and Restated By-Laws is attached as Exhibit 3.2 hereto and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.

3.2	Amended and Restated By-Laws

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 5, 2008	CB RICHARD ELLIS GROUP, INC.

	By:	/s/ GIL BOROK
Gil Borok Interim Chief Financial Officer